Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Qunar Cayman Islands Limited Amended and Restated 2007 Share Plan of Qunar Cayman Islands Limited of our report dated April 12, 2013, with respect to the consolidated financial statements of Qunar Cayman Islands Limited included in its prospectus (Form F-1 No. 333-191459) filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

January 24, 2014